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                                                                       Exhibit 2

                           AMENDED AND RESTATED BYLAWS

                           TRAVELERS SERIES FUNDS INC.

                                    ARTICLE I
                                     OFFICES

     The principal office of the Travelers Series Fund Inc. (the "Corporation") shall be in the City of Baltimore, State of Maryland.

     The principal executive office of the Corporation shall be at 7 World Trade Center, City of New York, State of New York.

     The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. The Corporation is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted on under the Investment Company Act of 1940, as amended (the "1940 Act"). If the Corporation is required to hold an annual meeting as aforesaid, the meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting or such earlier date as may be required by the 1940 Act. The Board of Directors may, if it so determines, call an annual meeting of stockholders in any other year on such date as may be determined by the Board of Directors.

     Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors or the President, and upon satisfaction of statutory requirements, shall be called by the Secretary of the Corporation on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting upon payment by the stockholders of the costs of preparing and mailing notice of the meeting in accordance with Maryland law. Notwithstanding the foregoing, unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantively the same as a matter voted on at any special meeting of stockholders held during the preceding 12 months.

     Section 3. Place of Meetings. All meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

     Section 4. Notice of Meetings; Waiver of Notice. Written notice of the place, date and time of the holding of each meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than 10 nor more than 90 days before the date of such meeting, to each stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting,

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submit a signed waiver of notice which is filed with the records of the meeting.
When a meeting is adjourned to another time and place, unless after the adjournment the Board of Directors shall fix a new record date for any adjourned meeting or the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

     Section 5. Quorum and Adjournment. At all meetings of the stockholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting present in person or by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or these Bylaws. A meeting of stockholders convened on the date for which it was called may be adjourned as permitted by Maryland law. If a quorum shall not be present or represented at such meeting of stockholders, a majority of the stockholders entitled to vote at the meeting present in person or represented by proxy, shall have the power to adjourn the meeting. At any adjourned session of a meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The absence from any meeting of holders of the number of shares of stock of the Corporation in excess of one-third thereof which may be required by the laws of the State of Maryland, the 1940 Act or any other applicable statute, the Articles of Incorporation, or these Bylaws, for action on any given matter, shall not prevent action at such meeting on any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

         Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board of Directors (if one has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in the name of such stockholder on the record of stockholders of the Corporation as of the record date determined pursuant to Article XVI.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. A stockholder may also authorize another person or persons to act as a proxy for him via telephone, the internet or any other means authorized by Maryland law, on any proposal presented at any meeting of stockholders. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to

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vote on such action, except that a plurality of all the votes cast at a meeting at which a quorum of shareholders is present is sufficient to elect a director.

     If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 9. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint inspectors. Inspectors, before entering upon the discharge of their duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for office of director shall act as inspector of election of directors. Inspectors need not be stockholders.

     Section 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors and all of the powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or by these Bylaws.

     Section 2. Number of Directors. The number of directors of the Corporation shall, until further action is taken by this Board of Directors, be seven. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles of Incorporation or by these Bylaws may be increased or decreased from time to time up to a maximum of 12, but shall never be less than two.

     Section 3. Vacancies. Subject to the requirements of Section 16 of the 1940 Act, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in

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the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders of the Corporation MGCL-2-407(c)(1) and until a successor is elected and qualifies.

     Section 4. Removal. A director may be removed with or without cause, and only by action of the stockholders taken by the holders of at least a majority of the shares of the capital stock then entitled to vote for such director in an election of directors.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified in the notice of such meeting.

     Section 2. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such meeting shall be necessary if held immediately after the adjournment, and at the site of the meeting of stockholders.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by two or more directors or by the President.

     Section 5. Notice of Meetings; Waiver of Notice. Notice of the place and time of every special meeting of the Board of Directors shall be given to each director at least two days before the date of the meeting. Notice to a director may be given by mail, which shall be deemed given when mailed, by telephone or telegram or by leaving the same at the director's residence or usual place of business. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting.

     Section 6. Quorum. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of

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such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE V
                             COMMITTEE OF DIRECTORS

     The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committees any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except to the extent prohibited by law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

     Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

                                   ARTICLE VII
                                    OFFICERS

     The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer each of whom shall be elected by the Board of Directors. Such officers shall be elected by the Board on an annual basis at a regular meeting of the Board of Directors and shall serve for one year and until their successors are elected and qualify. Two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify on behalf of the Corporation any instrument in more than one capacity.

     The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

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                                  ARTICLE VIII
                              CHAIRMAN OF THE BOARD

     The Chairman of the Board shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chairman shall preside over the meetings of the Board and of the stockholders if present at the meeting. The Chairman shall be the Chief Executive Officer of the Corporation if so designated by resolution of the Board.

                                   ARTICLE IX
                                    PRESIDENT

     The President shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general charge of the business and affairs of the Corporation, except as otherwise provided in procedures with respect to trading activities adopted or amended from time to time by the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect and in the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and directors.

                                    ARTICLE X
                                 VICE-PRESIDENTS

     Each Vice-President shall perform such duties and have such powers as the Board of Directors or the President may from time to time prescribe.

                                   ARTICLE XI
                     THE SECRETARY AND ASSISTANT SECRETARIES

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by, and under the supervision of, the Board or the President. The Secretary shall keep in safe custody the seal of the Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal.

     Each Assistant Secretary, if any, shall assist the Secretary and perform such duties and exercise such powers of the Secretary as the Board of Directors or the President may from time to time prescribe.

                                   ARTICLE XII
                                  THE TREASURER

     The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the

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Securities Exchange Act of 1934, [the "1934 Act"]) pursuant to a written custody agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

                                  ARTICLE XIII
                              CERTIFICATES OF STOCK

     Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by such stockholder. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice-President or the Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                                   ARTICLE XIV
                    LOST, DESTROYED OR MUTILATED CERTIFICATES

     The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or such owner's legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

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                                   ARTICLE XV
                       STOCK LEDGER AND TRANSFER OF STOCK

     The Corporation shall maintain at the offices of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Transfers of shares of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

                                   ARTICLE XVI
                                   RECORD DATE

     The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

                                  ARTICLE XVII
                            EXECUTION OF INSTRUMENTS

     Checks, drafts, orders for payment of money, notes and other evidences of indebtedness, and other instruments shall be signed by the Chairman or President or such other officers as the Board of Directors by resolution shall from time to time designate.

                                  ARTICLE XVIII
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XIX
                                      SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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                                   ARTICLE XX
                                   AMENDMENTS

         The Board of Directors shall have the exclusive power at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaw of the Corporation and to make new bylaws.

                                   ARTICLE XXI
                                ANNUAL STATEMENT

     The President or a Vice-President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be sent to all stockholders and shall be placed on file at the principal office of the Corporation in the State of Maryland within 120 days after the end of the fiscal year.

Amd6/28/00